EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
June 26, 2009
To the Participants, Benefit Plan Administration Committee, and Investment Committee
Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by
     Local 223 of the Utility Workers Union of America
Detroit, Michigan
We consent to the incorporation, by reference in Registration Statement No. 333-157768 of DTE Energy Company on Form S-8, of our report dated June 26, 2009, with respect to the statements of net assets available for benefits of the Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America as of December 31, 2008 and 2007, and the related statement of changes in net assets available for benefits for the year ended December 31, 2008, which report appears in the December 31, 2008 Annual Report on Form 11-K of the Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America.
/s/ George Johnson & Company
CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan

19